Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-198111) of Tuniu Corporation of our report dated April 17, 2015 relating to the financial statements  and financial statement schedule, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
April 17, 2015

普华永道中天会计师事务所(特殊普通合伙)

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com